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                                                                 Exhibit 99(c)

                  [LETTERHEAD OF SALOMON SMITH BARNEY INC.]




Board of Directors
Florida Progress Corporation
One Progress Plaza
St. Petersburg, Florida  33701

Members of the Board:

We hereby consent to the inclusion of our opinion letter attached as Annex B to, and to the reference thereto under the caption "SUMMARY--Opinion of the Financial Advisor to Florida Progress" and "THE SHARE EXCHANGE--Opinion of the Financial Advisor to Florida Progress" in, the Joint Proxy Statement/Prospectus of Florida Progress Corporation ("Florida Progress") and Carolina Power & Light Company ("CP&L") relating to the proposed share exchange involving Florida Progress and CP&L, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Florida Progress and CP&L. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                   By  /s/ Salomon Smith Barney Inc.
                                       -----------------------------

                                       SALOMON SMITH BARNEY INC.





New York, New York

July 5, 2000